EXHIBIT 5.1

                      OPINION OF MCLACHLAN, RISSMAN & DOLL


                    [Letterhead of McLachlan, Rissman & Doll]


                                  June 14, 2001

Wisconsin Central Transportation Corporation
Suite 9000
One O'Hare Centre
6250 North River Road
Rosemont, Illinois 60018

     Re: Wisconsin Central Transportation Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special counsel to Wisconsin Central Transportation Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") to register 1,000,000 additional shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the terms of the Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan (the "Plan").

     In this connection, we have made such investigation and have examined such documents as we have deemed necessary to enable us to render the opinion contained herein. Based upon the foregoing, it is our opinion that the Common Stock, upon issuance in accordance with the terms of the Plan, and as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     The foregoing opinions are based on and are limited to the General Corporation Law of the State of Delaware and the laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,

                                       McLachlan, Rissman & Doll

                                       By: /s/ John H. Doll

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